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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 18, 1998
                                                        --------------------

                          Century Communications Corp.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     0-16899
                    ---------------------------------------
                            (Commission File Number)


                 New Jersey                           06-1158179
     ------------------------------------    -----------------------------
         (State or other jurisdiction             (I.R.S. Employer
       of incorporation or organization)       Identification Number)


               50 Locust Avenue
                New Canaan, CT                           06840
     ------------------------------------    ----------------------------
            (Address of principal                     (Zip Code)
              executive offices)


Registrant's telephone number, including area code     (203) 972-2000
                                                  -----------------------


   ---------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                               Page 1 of __ Pages
                             Exhibit Index on Page 4





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Item 5.        Other Events
-------        ------------
               On November 18, 1998, Century Communications Corp. (the "Company") executed a definitive agreement with TCI Communications, Inc. ("TCIC"), the cable television arm of Tele-Communications, Inc. ("TCI"), to combine cable systems in Southern California. The Company and TCIC have also agreed to exchange certain cable systems in Northern and Southern California.

               The Company will contribute to the partnership formed by the parties (the "Partnership") certain systems serving approximately 500,000 customers in the City of Los Angeles, Anaheim, Santa Monica, Sherman Oaks and other areas around East San Fernando Valley, California. TCIC will contribute certain systems serving approximately 243,000 customers in and around Los Angeles County, Arcadia, Hemet, Redlands and Ventura, California. The Company is expected to own approximately 75% of the Partnership and TCIC is expected to own approximately 25% of the Partnership. The cable systems contributed by each party will be valued based upon annualized cash flow of such contributed systems as of the closing date of the transaction, subject to certain adjustments.

               The Company is expected to manage the Partnership in return for a management fee payable by the Partnership calculated based on a percentage of the annual total gross revenues of the Partnership, in addition to payment of certain fees and expenses. However, under the Agreement of Limited Partnership, the Partnership may not, among other things, without the approval of the TCI partner or the unanimous vote of all the members of the Partnership committee, enter into certain transactions with affiliates, issue any Partnership or other equity interest, permit any subsidiary to issue any equity interest, effectuate certain mergers or other business combinations or incur in excess of certain levels of indebtedness.

               The Company will also exchange its Northern California cable systems serving approximately 90,000 customers in the communities of San Pablo, Benicia, Fairfield and Rohnert Park, California for TCIC's cable systems serving approximately 94,400 customers in the areas around East San Fernando Valley, California which are included in the systems described above as contributed by the Company to the Partnership.

               The closing of the foregoing transactions is subject to, among other things, each party obtaining the required consents (including under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended) and all appropriate regulatory and other approvals, including from the Federal Communications Commission and local franchising authorities. There is no assurance that the Company will obtain such approvals or that such transactions will be consummated.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CENTURY COMMUNICATIONS CORP.


                                     By:  /s/ Scott N. Schneider
                                        ----------------------------------
                                     Name:  Scott N. Schneider
                                     Title: Chief Financial Officer, Senior Vice
                                            President and Treasurer
                                            (Principal Accounting Officer)
Date: December 3, 1998









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                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                           Description
-----------                           -----------
10.1 Agreement of Limited Partnership of Century - TCI California, L.P., dated as of November 18, 1998.

10.2    Asset Contribution Agreement dated as of November
        18, 1998, by and among Cablevision of Arcadia/Sierra Madre, Inc., a Delaware corporation, United Cable Television of Baldwin Park, Inc., a Colorado corporation, UCTC of Los Angeles County, Inc., a Delaware corporation, TCI Cablevision of California, Inc., a California corporation, United Cable Television of Los Angeles, Inc., a California corporation, TCI California Holdings, LLC, a Colorado limited liability company, Century Exchange LLC, a Delaware limited liability company, Century Bay Area Cable Corp., a Delaware corporation, Century Cable of Northern California, a California corporation, Franem Cable Company, a California general partnership, Century Cable of Southern California, a California corporation, Century Southwest Cable Television, Inc., a Delaware corporation, Century Valley Cable Corp., a Delaware corporation, Citizens Century Cable Television Venture, a Delaware joint venture, and Century-TCI California, L.P., a Delaware limited partnership.

10.3 Asset Exchange Agreement, dated November 18, 1998, between TCI of East San Fernando Valley, L.P., a Colorado limited partnership and Century-TCI California, L.P., a Delaware limited partnership.


                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'


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